EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

HUTECH21 CO. LTD.

HUTECH HONGKONG CO. LIMITED

and

Mr. Taehoan Park,

AND THE Shareholders OF

HUTECH HONGKONG CO. LIMITED

Dated as of April 9, 2011

(1)

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of April 8, 2011, is by and among Hutech21 Co. Ltd., a British Virgin Islands corporation (“Hutech BVI”), Hutech HongKong Co. Limited, a Hong Kong company (“Hutech HK”), Mr. Taehoan Park, and the Shareholders of Hutech HK (the “Shareholders”) set forth in Schedule A attached hereto. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Schedule A hereto.

BACKGROUND

A. Hutech HK has 66,000,000 ordinary shares (the “Hutech HK Stock”) issued and outstanding, which are held by the Shareholders. The Shareholders have agreed to transfer all of their shares of Hutech HK Stock in exchange for 66,000,000 newly issued shares of the Common Stock, $.0001 par value, of Hutech BVI (the “Hutech BVI Stock”), constituting 99.17% of the issued and outstanding Common Stock of Hutech BVI, as of and immediately after the Closing.

B. The Board of Directors of each of Hutech BVI and Hutech HK has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
Exchange of Shares

1.1.           Exchange of Shares.

At the Closing, the Shareholders shall sell, transfer, convey, assign and deliver to Hutech BVI, its Hutech HK Stock free and clear of all Liens, in exchange for 66,000,000 newly issued shares of Hutech BVI Stock (referred to herein as the “Shares”).

1.2.           Exchange of Convertible Securities.

Each option, warrant and security exercisable or convertible by its terms into Hutech HK Stock (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Closing (each, a “Hutech HK Convertible Security”), shall be assumed by Hutech BVI and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of shares of Hutech BVI Stock; provided that, on a share by share comparison, the ratio of the exercise price to the fair market value of the Hutech BVI Stock subject to the convertible security immediately after the assumption is not greater than the ratio of the exercise price to the fair market value of the shares subject to the Hutech HK Convertible Security immediately before the assumption. All other terms and conditions of such Hutech BVI options, warrants and/or convertible securities shall be the same as the Hutech HK Convertible Securities that have been converted, as such Hutech HK Convertible Securities existed immediately prior to the date hereof, with full credit being given for any vesting that has occurred prior to the date hereof.

(2)

1.3.           Closing.

The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place at the offices of Precursor Management, Inc. in Guangzhou China, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions (other than conditions with respect to actions that the respective parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II
Representations and Warranties of the Shareholders

The Shareholders hereby represents and warrants to Hutech BVI as follows:

2.1.           Good Title.

The Shareholders are the record and beneficial owner, and have good title to the Hutech HK Stock, with the right and authority to sell and deliver such Hutech HK Stock. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Hutech BVI as the new owner of such Hutech HK Stock in the share register of Hutech HK, Hutech BVI will receive good title to such Hutech HK Stock, free and clear of all Liens.

2.2.           Power and Authority.

The Shareholders have the legal power and authority to execute and deliver this Agreement and to perform the obligations hereunder. All acts required to be taken by the Shareholders to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with the terms hereof.

2.3.           No Conflicts.

The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the Shareholders; and (c) will not violate or breach any contractual obligation to which the Shareholders are a party.

2.4.           Litigation.

There is no pending proceeding against the Shareholders that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the Transactions and, to the knowledge of the Shareholders, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.5.           No Finder’s Fee.

The Shareholders have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that are not payable entirely by the Shareholders.

2.6.           Purchase Entirely for Own Account.

The Shareholders are acquiring the Hutech BVI Stock proposed to be acquired hereunder for investment for his own account and not with a view to the resale or distribution of any part thereof, and the Shareholders have no present intention of selling or otherwise distributing the Hutech BVI Stock, except in compliance with applicable United States and foreign securities laws.

2.7.           Available Information.

The Shareholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of investment in Hutech BVI and have had full access to all the information they consider necessary or appropriate to make an informed investment decision with respect to the Hutech BVI Stock.

(3)

2.8.           Non-Registration.

The Shareholders understand that the Hutech BVI Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations and warranties as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Hutech BVI Stock in accordance with Hutech BVI Constituent Instruments or the laws of its jurisdiction of incorporation.

2.9.           Restricted Securities.

The Shareholders understand that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholders pursuant hereto, the Shares would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The Shareholders further acknowledge that if the Shares are issued to the Shareholders in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholders represent that they are familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

2.10.        Accredited Investor.

The Shareholders would qualify as an “accredited investor” within the meaning of Rule 501 under the Securities Act.

2.11.        Legends.

It is understood that the Hutech BVI Stock will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(4)

2.12.        Additional Legend.

Additionally, the Hutech BVI Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

2.13.        Disclosure.

This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Shareholders in connection with the Transactions, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III
Representations and Warranties of Hutech HK

Subject to the exceptions set forth in the Hutech HK Disclosure Letter (regardless of whether or not the Hutech HK Disclosure Letter is referenced below with respect to any particular representation or warranty), Hutech HK represents and warrants to Hutech BVI and the Shareholders as follows.

3.1.           Organization, Standing and Power.

Hutech HK and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Hutech HK and its subsidiaries taken as a whole, a material adverse effect on the ability of Hutech HK to perform its obligations under this Agreement or on the ability of Hutech HK to consummate the Transactions (a “Hutech HK Material Adverse Effect”). Hutech HK and each of its subsidiaries is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Hutech HK Material Adverse Effect. Hutech HK has delivered to Hutech BVI true and complete copies of the Hutech HK Constituent Instruments, and the comparable charter, organizational documents and other constituent instruments of each of its subsidiaries, in each case as amended through the date of this Agreement.

3.2.           Subsidiaries; Equity Interests.

(a)             The Hutech HK Disclosure Letter lists each subsidiary of Hutech HK and its jurisdiction of organization. All the outstanding shares of capital stock or equity investments of each subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by Hutech HK or by another subsidiary of Hutech HK, free and clear of all Liens.

(b)            Except for its interests in its subsidiaries, Hutech HK does not, as of the date of this Agreement, own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

(5)

3.3.           Capital Structure.

The authorized capital stock of Hutech HK consists of 100,000,000 ordinary shares, of which 66,000,000 are issued and outstanding. Except as set forth in the Hutech HK Disclosure Letter, no shares of capital stock or other voting securities of Hutech HK are issued, reserved for issuance or outstanding. Hutech HK is the sole record and beneficial owner of all of the issued and outstanding capital stock of each of its subsidiaries. All outstanding shares of the capital stock of Hutech HK and each of its subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable corporate laws, the Hutech HK Constituent Instruments or any Contract to which Hutech HK is a party or otherwise bound. Except as set forth in the Hutech HK Disclosure Letter, there are not any bonds, debentures, notes or other indebtedness of Hutech HK or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Hutech HK Stock or the capital stock of any of its subsidiaries may vote (“Voting Hutech HK Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Hutech HK or any of its subsidiaries is a party or by which any of them is bound (a) obligating Hutech HK or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Hutech HK or any of its subsidiaries or any Voting Hutech HK Debt, (b) obligating Hutech HK or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Hutech HK or of any of its subsidiaries. As of the date of this Agreement, there are not any outstanding contractual obligations of Hutech HK to repurchase, redeem or otherwise acquire any shares of capital stock of Hutech HK.

3.4.           Authority; Execution and Delivery; Enforceability.

Hutech HK has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by Hutech HK of this Agreement and the consummation by Hutech HK of the Transactions have been duly authorized and approved by the Board of Directors of Hutech HK and no other corporate proceedings on the part of Hutech HK are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against Hutech HK in accordance with its terms (except as such enforceability may be limited by laws affecting creditor’s rights generally).

3.5.           No Conflicts; Consents.

(a)             Except as set forth in the Hutech HK Disclosure Letter, the execution and delivery by Hutech HK of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Hutech HK or any of its subsidiaries under, any provision of (i) the Hutech HK Constituent Instruments or the comparable charter or organizational documents of any of its subsidiaries, (ii) any Contract to which Hutech HK or any of its subsidiaries is a party or to which any of their respective properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 3.5(b), any material judgment, order or decree or material Law applicable to Hutech HK or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Hutech HK Material Adverse Effect.

(b)            Except for required filings with the SEC, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Hutech HK or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

(6)

3.6.           Taxes.

(a)             Hutech HK and each of its subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Hutech HK Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Hutech HK Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Hutech HK know of no basis for any such claim.

(b)            The Hutech HK Financial Statements reflect an adequate reserve for all Taxes payable by Hutech HK and its subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Hutech HK or any of its subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Hutech HK Material Adverse Effect.

3.7.           Benefit Plans.

(a)             Except as set forth in the Hutech HK Disclosure Letter, neither Hutech HK nor any of its subsidiaries maintains any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Hutech HK or any of its subsidiaries. Except as set forth in the Hutech HK Disclosure Letter, as of the date of this Agreement there are not any severance or termination agreements or arrangements between Hutech HK or any of its subsidiaries and any current or former employee, officer or director of Hutech HK or any of its subsidiaries, nor does Hutech HK or any of its subsidiaries have any general severance plan or policy.

(b)            Since the date of the Hutech HK Financial Statements, there has not been any adoption or amendment in any material respect by Hutech HK or any of its subsidiaries of any plan described in Section 3.7(a).

3.8.           Litigation.

Except as set forth in the Hutech HK Disclosure Letter, there is no Action against or affecting Hutech HK or any of its subsidiaries or any of their respective properties which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Hutech HK Material Adverse Effect. Neither Hutech HK nor any of its subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

3.9.           Compliance with Applicable Laws.

Except as set forth in the Hutech HK Disclosure Letter, Hutech HK and each of its subsidiaries have conducted their business and operations in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Hutech HK Material Adverse Effect. Hutech HK has not received any written communication during the past two years from a Governmental Entity that alleges that Hutech HK is not in compliance in any material respect with any applicable Law. This Section 3.9 does not relate to matters with respect to Taxes, which are the subject of Section 3.6.

(7)

3.10.        Brokers.

Except as set forth in the Hutech HK Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Hutech HK or any of its subsidiaries.

3.11.        Contracts.

Except as set forth in the Hutech HK Disclosure Letter, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Hutech HK and its subsidiaries taken as a whole. Neither Hutech HK nor any of its subsidiaries is in violation of or in default under (nor to the knowledge of Hutech HK does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Hutech HK Material Adverse Effect.

3.12.        Title to Properties.

Except as set forth in the Hutech HK Disclosure Letter, neither Hutech HK nor any of its subsidiaries own any real property. Hutech HK and each of its subsidiaries has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which Hutech HK or any of its subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth in the Hutech HK Disclosure Letter and except for Liens that, individually or in the aggregate, do not and will not materially interfere with the ability of Hutech HK and its subsidiaries to conduct business as currently conducted.

3.13.        Intellectual Property.

Hutech HK and each of its subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights which are material to the conduct of the business of Hutech HK and its subsidiaries taken as a whole. The Hutech HK Disclosure Letter sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of Hutech HK and its subsidiaries. There are no claims pending or, to the knowledge of Hutech HK, threatened that Hutech HK or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of Hutech HK, no person is infringing the rights of Hutech HK or any of its subsidiaries with respect to any Intellectual Property Right.

3.14.        Labor Matters.

There are no collective bargaining or other labor union agreements to which Hutech HK or any of its subsidiaries is a party or by which any of them is bound. No material labor dispute exists or, to the knowledge of Hutech HK, is imminent with respect to any of the employees of Hutech HK.

3.15.        Financial Statements; Liabilities.

Hutech HK has delivered to Hutech BVI the audited consolidated financial statements of Hutech HongKong Co, Limited and its subsidiary, Hutech21 Co. Ltd., for the fiscal years ended December 31, 2010, 2009 and 2008 (collectively, the “Hutech HK Financial Statements”). The Hutech HK Financial Statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis throughout the periods indicated. The Hutech HK Financial Statements fairly present in all material respects the financial condition and operating results of Hutech HK and its subsidiary, as of the dates, and for the periods, set forth therein. Hutech HK does not have any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2010, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under International Financial Reporting Standards to be reflected in the Hutech HK Financial Statements, which, in both cases, individually or in the aggregate, are not material and would not be reasonably expected to result in a Hutech HK Material Adverse Effect.

(8)

3.16.        Insurance.

Hutech HK and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Hutech HK and its subsidiaries are engaged and in the geographic areas where they engage in such businesses. Hutech HK has no reason to believe that it will not be able to renew its and its subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for Hutech HK’s and such subsidiaries’ respective lines of business.

3.17.        Transactions with Affiliates and Employees.

Except as set forth in the Hutech HK Disclosure Letter and the Hutech HK Financial Statements, none of the officers or directors of Hutech HK and, to the knowledge of Hutech HK, none of the employees of Hutech HK is presently a party to any transaction with Hutech HK or any of its subsidiaries (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Hutech HK, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.18.        Internal Accounting Controls.

Hutech HK and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Hutech HK has established disclosure controls and procedures for its company and designed such disclosure controls and procedures to ensure that material information relating to Hutech HK and its subsidiaries are made known to the officers by others within those entities. The officers of Hutech HK have evaluated the effectiveness of Hutech HK’s controls and procedures. Since December 31, 2010, there have been no significant changes in Hutech HK’s internal controls or, to Hutech HK’s best knowledge, in other factors that could significantly affect Hutech HK’s internal controls.

3.19.        Solvency.

Based on the financial condition of Hutech HK as of the Closing Date (and assuming that the Closing shall have occurred): (a) Hutech HK’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of Hutech HK’s existing debts and other liabilities (including known contingent liabilities) as they mature; (b) Hutech HK’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Hutech HK, and projected capital requirements and capital availability thereof; and (c) the current cash flow of Hutech HK, together with the proceeds Hutech HK would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Hutech HK does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.20.        Application of Takeover Protections.

Hutech HK has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Hutech HK Constituent Instruments or the laws of its jurisdiction of organization that is or could become applicable to the Shareholders as a result of the Shareholders and Hutech HK fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Shares and the Shareholders’s ownership of the Shares.

3.21.        Investment Company.

Hutech HK is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.22.        Foreign Corrupt Practices.

Neither Hutech HK, nor any of its subsidiaries, nor, to Hutech HK’s knowledge, any director, officer, agent, employee or other person acting on behalf of Hutech HK or any of its subsidiaries has, in the course of its actions for, or on behalf of, Hutech HK (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(9)

3.23.        Absence of Certain Changes or Events.

(a)             Except as disclosed in the Hutech HK Financial Statements or the Hutech HK Disclosure Letter, from December 31, 2010 to the date of this Agreement, Hutech HK and its subsidiaries have conducted their business only in the ordinary course, and during such period there has not been:

(a)             any change in the assets, liabilities, financial condition or operating results of Hutech HK or any of its subsidiaries, except changes in the ordinary course of business that have not caused, in the aggregate, a Hutech HK Material Adverse Effect;

(b)            any damage, destruction or loss, whether or not covered by insurance, that would have a Hutech HK Material Adverse Effect;

(c)             any waiver or compromise by Hutech HK or any of its subsidiaries of a valuable right or of a material debt owed to it;

(d)            any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Hutech HK or any of its subsidiaries, except in the ordinary course of business and the satisfaction or discharge of which would not have a Hutech HK Material Adverse Effect;

(e)             any material change to a material Contract by which Hutech HK or any of its subsidiaries or any of its respective assets is bound or subject;

(f)             any mortgage, pledge, transfer of a security interest in, or lien, created by Hutech HK or any of its subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair Hutech HK’s or its subsidiaries’ ownership or use of such property or assets;

(g)            any loans or guarantees made by Hutech HK or any of its subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, or any loans or advances to any persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivision other than travel advances and other advances made in the ordinary course of its business;

(h)            any alteration of Hutech HK’s method of accounting or the identity of its auditors;

(i)              any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption or agreements to purchase or redeem any Hutech HK Stock;

(j)              any issuance, sale, disposition or encumbrance of equity securities to any officer, director or affiliate, or any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; or

(k)            any arrangement or commitment by Hutech HK or any of its subsidiaries to do any of the things described in this Section 3.23.

3.24.        Disclosure.

Hutech HK confirms that neither it nor any person acting on its behalf has provided Hutech BVI or its agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by Hutech BVI under a current report on Form 6-K filed within four business days after the Closing. Hutech HK understands and confirms that Hutech BVI will rely on the foregoing representations and covenants in effecting transactions in securities of Hutech HK. All of the representations and warranties of Hutech HK set forth in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.25.        Information Supplied.

None of the information supplied or to be supplied by Hutech HK, at the date it is first mailed to Hutech BVI’s stockholders, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.26.        No Undisclosed Events, Liabilities, Developments or Circumstances.

No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Hutech HK or any of its subsidiaries, or their respective businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by Hutech HK under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Hutech HK of its Hutech HK Stock and which has not been publicly announced or will not be publicly announced in a current report on Form 6-K filed within four business days after the Closing.

3.27.        No Additional Agreements.

Hutech HK does not have any agreements or understandings with the Shareholders with respect to the Transactions other than as specified in this Agreement.

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ARTICLE IV
Representations and Warranties of Hutech BVI

Hutech BVI represents and warrants as follows to Hutech HK and the Shareholders.

4.1.           Organization, Standing and Power.

Hutech BVI is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Hutech BVI, a material adverse effect on the ability of Hutech BVI to perform its obligations under this Agreement or on the ability of Hutech BVI to consummate the Transactions (a “Hutech BVI Material Adverse Effect”). Hutech BVI is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Hutech BVI Material Adverse Effect. Hutech BVI has delivered to Hutech HK or its counsel true and complete copies of the Hutech BVI Constituent Instruments.

4.2.           Subsidiaries; Equity Interests.

Hutech BVI does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

4.3.           Capital Structure.

The authorized capital stock of Hutech BVI consists of 100,000,000 shares of common stock, $.0001 par value, and 10,000,000 shares of preferred stock, $.0001 par value. Upon full completion of the Hutech BVI restructuring and continuation in the British Virgin Islands (a) 547,868 shares of Hutech BVI’s common stock will issued and outstanding, (b) 32,950 shares of preferred stock will be issued and outstanding, and (c) 107,877,006 shares of Hutech BVI’s common stock or preferred stock are held by Hutech BVI in its treasury. Except as set forth above, no shares of capital stock or other voting securities of Hutech BVI were issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Hutech BVI are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the British Virgin Island Company Law, the Hutech BVI Constituent Instruments or any Contract to which Hutech BVI is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Hutech BVI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Hutech BVI’s common stock may vote (“Voting Hutech BVI Debt”). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Hutech BVI is a party or by which it is bound (a) obligating Hutech BVI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Hutech BVI or any Voting Hutech BVI Debt, (b) obligating Hutech BVI to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Hutech BVI. As of the date of this Agreement, there are not any outstanding contractual obligations of Hutech BVI to repurchase, redeem or otherwise acquire any shares of capital stock of Hutech BVI. The stockholder list provided to Hutech HK is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Hutech BVI’s common stock.

4.4.           Authority; Execution and Delivery; Enforceability.

The execution and delivery by Hutech BVI of this Agreement and the consummation by Hutech BVI of the Transactions have been duly authorized and approved by the Board of Directors of Hutech BVI and no other corporate proceedings on the part of Hutech BVI are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of Hutech BVI, enforceable against Hutech BVI in accordance with the terms hereof (except as such enforceability may be limited by laws affecting creditor’s rights generally).

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4.5.           No Conflicts; Consents.

(a)             The execution and delivery by Hutech BVI of this Agreement does not, and the consummation of Transactions and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Hutech BVI under, any provision of (i) the Hutech BVI Constituent Instruments, (ii) any material Contract to which Hutech BVI is a party or to which any of its properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 4.5(b), any material Order or material Law applicable to Hutech BVI or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Hutech BVI Material Adverse Effect.

4.6.           Taxes.

(a)             Hutech BVI has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Hutech BVI Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Hutech BVI Material Adverse Effect.

(b)            The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by Hutech BVI (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Hutech BVI, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Hutech BVI Material Adverse Effect.

(c)             There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Hutech BVI. Hutech BVI is not bound by any agreement with respect to Taxes.

4.7.           Benefit Plans.

Hutech BVI does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Hutech BVI. As of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between Hutech BVI and any current or former employee, officer or director of Hutech BVI, nor does Hutech BVI have any general severance plan or policy.

4.8.           ERISA Compliance; Excess Parachute Payments.

Hutech BVI does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of Hutech BVI.

4.9.           Litigation.

There is no Action against or affecting Hutech BVI or any of its properties which (a) adversely affects or challenges the legality, validity or enforceability of either of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Hutech BVI Material Adverse Effect. Neither Hutech BVI nor any director or officer (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.10.        Compliance with Applicable Laws.

Hutech BVI is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Hutech BVI Material Adverse Effect. Hutech BVI has not received any written communication during the past two years from a Governmental Entity that alleges that Hutech BVI is not in compliance in any material respect with any applicable Law. Hutech BVI is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Hutech BVI Material Adverse Effect. This Section 4.10 does not relate to matters with respect to Taxes, which are the subject of Section 4.6.

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4.11.        Contracts.

Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Hutech BVI taken as a whole. Hutech BVI is not in violation of or in default under (nor to the knowledge of Hutech BVI does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Hutech BVI Material Adverse Effect.

4.12.        Title to Properties.

Hutech BVI has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which Hutech BVI has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Hutech BVI to conduct business as currently conducted. Hutech BVI has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Hutech BVI enjoys peaceful and undisturbed possession under all such material leases.

4.13.        Intellectual Property.

Hutech BVI does not own, nor is validly licensed nor otherwise has the right to use, any Intellectual Property Rights. No claims are pending or, to the knowledge of Hutech BVI, threatened that Hutech BVI is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.

4.14.        Labor Matters.

There are no collective bargaining or other labor union agreements to which Hutech BVI is a party or by which it is bound. No material labor dispute exists or, to the knowledge of Hutech BVI, is imminent with respect to any of the employees of Hutech BVI.

4.15.        SEC Documents; Undisclosed Liabilities.

(a)             Hutech BVI has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “SEC Reports”).

(b)            As of its respective filing date, each SEC Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report. Except to the extent that information contained in any SEC Report has been revised or superseded by a later SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Hutech BVI included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Hutech BVI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)             Except as set forth in the SEC Reports, Hutech BVI has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by International Financial Reporting Standards to be set forth on a balance sheet of Hutech BVI or in the notes thereto. There are no financial or contractual obligations and liabilities (including any obligations to issue capital stock or other securities) due after the date hereof. All liabilities of Hutech BVI shall have been paid off and shall in no event remain liabilities of Hutech BVI, Hutech HK or the Shareholders following the Closing.

4.16.        Transactions With Affiliates and Employees.

Except as disclosed in the SEC Reports, none of the officers or directors of Hutech BVI and, to the knowledge of Hutech BVI, none of the employees of Hutech BVI is presently a party to any transaction with Hutech BVI (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Hutech BVI, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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4.17.        Internal Accounting Controls.

Hutech BVI maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Hutech BVI has established disclosure controls and procedures for Hutech BVI and designed such disclosure controls and procedures to ensure that material information relating to Hutech BVI is made known to the officers by others within Hutech BVI. Hutech BVI’s officers have evaluated the effectiveness of Hutech BVI’s controls and procedures. Since December 31, 2010, there have been no significant changes in Hutech BVI’s internal controls or, to Hutech BVI’s knowledge, in other factors that could significantly affect Hutech BVI’s internal controls.

4.18.        Solvency.

Except as disclosed in the SEC Reports, based on the financial condition of Hutech BVI as of the Closing Date (and assuming that the Closing shall have occurred), (a) Hutech BVI’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of Hutech BVI’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) Hutech BVI’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs, taking into account the particular capital requirements of the business conducted by Hutech BVI, and projected capital requirements and capital availability thereof, and (c) the current cash flow of Hutech BVI, together with the proceeds Hutech BVI would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Hutech BVI does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

4.19.        Application of Takeover Protections.

Hutech BVI has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Hutech BVI Constituent Instruments or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and Hutech BVI fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Shares and the Shareholders’s ownership of the Shares.

4.20.        Investment Company.

Hutech BVI is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.21.        Foreign Corrupt Practices.

Neither Hutech BVI, nor to Hutech BVI’s knowledge, any director, officer, agent, employee or other person acting on behalf of Hutech BVI has, in the course of its actions for, or on behalf of, Hutech BVI (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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4.22.        Absence of Certain Changes or Events.

Except as disclosed in the SEC Reports, from the date of the most recent financial statements contained in the SEC Reports to the date of this Agreement, Hutech BVI has conducted its business only in the ordinary course, and during such period there has not been:

(a)             any change in the assets, liabilities, financial condition or operating results of Hutech BVI from that reflected in the financial statements contained in the SEC Reports, except changes in the ordinary course of business that have not caused, in the aggregate, a Hutech BVI Material Adverse Effect;

(b)            any damage, destruction or loss, whether or not covered by insurance, that would have a Hutech BVI Material Adverse Effect;

(c)             any waiver or compromise by Hutech BVI of a valuable right or of a material debt owed to it;

(d)            any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Hutech BVI, except in the ordinary course of business and the satisfaction or discharge of which would not have a Hutech BVI Material Adverse Effect;

(e)             any material change to a material Contract by which Hutech BVI or any of its assets is bound or subject;

(f)             any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)            any resignation or termination of employment of any officer of Hutech BVI;

(h)            any mortgage, pledge, transfer of a security interest in or lien created by Hutech BVI with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair Hutech BVI’s ownership or use of such property or assets;

(i)              any loans or guarantees made by Hutech BVI to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)              any declaration, setting aside or payment or other distribution in respect of any of Hutech BVI’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Hutech BVI;

(k)            any alteration of Hutech BVI’s method of accounting or the identity of its auditors;

(l)              any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Hutech BVI stock option plans; or

(m)          any arrangement or commitment by Hutech BVI to do any of the things described in this Section 4.22.

4.23.        Certain Registration Matters.

Hutech BVI has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Hutech BVI registered with the SEC or any other governmental authority that have not been satisfied.

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4.24.        Listing and Maintenance Requirements.

Hutech BVI is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing or quotation and maintenance requirements for continued listing or quotation of the Hutech BVI Stock on the trading market on which the Hutech BVI Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Hutech BVI Stock are currently listed or quoted, and no approval of the stockholders of Hutech BVI is required for Hutech BVI to issue and deliver to the Shareholders the Shares contemplated by this Agreement.

4.25.        Disclosure.

Hutech BVI confirms that neither it nor any person acting on its behalf has provided the Shareholders or its agents or counsel with any information that Hutech BVI believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by Hutech BVI under a current report on Form 6-K filed within four business days after the Closing. Hutech BVI understands and confirms that the Shareholders will rely on the foregoing representations and covenants in effecting transactions in securities of Hutech BVI. All of the representations and warranties set forth in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.26.        Information Supplied.

None of the information supplied or to be supplied by Hutech BVI, at the date it is first mailed to Hutech BVI’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.27.        No Undisclosed Events, Liabilities, Developments or Circumstances.

No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Hutech BVI, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by Hutech BVI under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Hutech BVI of its common stock and which has not been publicly announced or will not be publicly announced in a current report on Form 6-K filed within four business days after the Closing.

4.28.        No Additional Agreements.

Hutech BVI does not have any agreement or understanding with the Shareholders with respect to the Transactions other than as specified in this Agreement.

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ARTICLE V
Conditions to Closing

5.1.           Conditions to the Obligations Hutech HK and the Shareholders.

The obligations of the Shareholders and Hutech HK to enter into and complete the Closing are subject, at the option of the Shareholders and Hutech HK, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Hutech HK and the Shareholders in writing.

(a)             Representations and Covenants. The representations and warranties of Hutech BVI contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Hutech BVI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Hutech BVI on or prior to the Closing Date.

(b)            Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of Hutech HK or the Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Hutech BVI.

(c)             Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Hutech BVI for the authorization, execution and delivery of this Agreement and the consummation by it of the Transactions shall have been obtained and made by Hutech BVI, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Hutech BVI Material Adverse Effect.

(d)            No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2010 which has had or is reasonably likely to cause a Hutech BVI Material Adverse Effect.

(e)             Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of Hutech BVI, on a fully-diluted basis, as indicated on a schedule to be delivered by the Parties at or prior to the Closing, shall be acceptable to Hutech HK and the Shareholders.

(f)             Satisfactory Completion of Due Diligence. Hutech HK and the Shareholders shall have completed their legal, accounting and business due diligence of Hutech BVI and the results thereof shall be satisfactory to Hutech HK and the Shareholders in their sole and absolute discretion.

(g)            SEC Reports; Form 10-K. Hutech BVI shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date. In addition, Hutech BVI shall have filed its Annual report on Form 10-K for the fiscal year ended December 31, 2010

(h)            OTC Quotation. Hutech BVI shall have maintained its status as a company whose common stock is quoted on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority or the OTCQB Marketplace maintained by Pink OTC Markets Inc. and no reason shall exist as to why such status shall not continue immediately following the Closing.

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(i)              No Suspensions of Trading in Hutech BVI Stock; Listing. Trading in the Hutech BVI Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding Hutech BVI) at any time since the date of execution of this Agreement, and the Hutech BVI Stock shall have been at all times since such date listed for trading on a trading market.

(j)              Payoff Letters and Releases. Hutech BVI shall have delivered to Hutech HK such payoff letters and releases relating to liabilities of Hutech BVI as Hutech HK shall request, in form and substance satisfactory to Hutech HK.

(k)            Issuance of Stock Certificate. Hutech BVI shall have delivered to the Shareholders a certificate representing the Shares.

5.2.           Conditions to the Obligations of Hutech BVI.

The obligations of Hutech BVI to enter into and complete the Closing is subject, at the option of Hutech BVI, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Hutech BVI in writing.

(a)             Representations and Covenants. The representations and warranties of the Shareholders and Hutech HK contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and Hutech HK shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and Hutech HK on or prior to the Closing Date.

(b)            Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of Hutech BVI, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Hutech HK.

(c)             Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Shareholders or Hutech HK for the authorization, execution and delivery of this Agreement and the consummation by them of the Transactions, shall have been obtained and made by the Shareholders or Hutech HK, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have an Hutech HK Material Adverse Effect.

(d)            No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date of the Hutech HK Financial Statements which has had or is reasonably likely to cause an Hutech HK Material Adverse Effect.

(e)             Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of Hutech BVI, on a fully-diluted basis, as indicated on a schedule to be delivered by the Parties at or prior to the Closing, shall be acceptable to Hutech BVI.

(f)             Satisfactory Completion of Due Diligence. Hutech BVI shall have completed its legal, accounting and business due diligence of Hutech HK and the Shareholders and the results thereof shall be satisfactory to Hutech BVI in its sole and absolute discretion.

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(g)            Secretary’s Certificate. Hutech HK shall have delivered to Hutech BVI a certificate, signed by its Secretary or authorized director or officer, certifying that the attached copies of the Hutech HK Constituent Instruments and resolutions of the Board of Directors of Hutech HK approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(h)            Certificate of Continuing Registration. Hutech HK shall have delivered to Hutech BVI a certificate of continuing registration of Hutech HK, dated as of a recent date, issued by the Hong Kong Registrar of Companies.

(i)              Delivery of Audit Report and Financial Statements. Hutech HK shall have completed the Hutech HK Financial Statements and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board. The form and substance of the Hutech HK Financial Statements shall be satisfactory to Hutech BVI in its sole and absolute discretion.

(j)              Share Transfer Documents. The Shareholders shall have delivered to Hutech BVI certificate(s) representing his Hutech HK Stock, accompanied by an executed instrument of transfer and bought and sold note for transfer by the Shareholders of his Hutech HK Stock to Hutech BVI.

ARTICLE VI
Covenants

6.1.           Public Announcements.

Hutech BVI and Hutech HK will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

6.2.           Fees and Expenses.

All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

6.3.           Korea Legal Opinion. Each of

Hutech HK and the Shareholders agree to obtain, as soon as possible after the closing, a legal opinion on the offshore structure of Hutech HK and its subsidiaries, from a nationally recognized counsel licensed and qualified to practice in the Republic of Korea.

6.4.           Furnishing of Information.

As long as the Shareholders owns the Shares, Hutech BVI covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Hutech BVI after the date hereof pursuant to the Exchange Act. As long as the Shareholders owns the Shares, if Hutech BVI is not required to file reports pursuant to such laws, it will prepare and furnish to the Shareholders and make publicly available in accordance with Rule 144(c) promulgated by the SEC pursuant to the Securities Act, such information as is required for the Shareholders to sell Shares under Rule 144. Hutech BVI further covenants that it will take such further action as any holder of the Shares may reasonably request, all to the extent required from time to time to enable such person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(19)

ARTICLE VII
Miscellaneous

7.1.           Notices.

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Hutech BVI, to:

Blenheim Trust (BVI) Limited

PO Box 3483

Road Town

Tortola

British Virgin Islands

If to Hutech HK or the Shareholders, to:

Suite 16-18, 2/F Shui On Centre

6-8 Harbour Road

Wanchai

Hong Kong

7.2.           Amendments; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed by Hutech HK, Hutech BVI and the Shareholders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.3.           Replacement of Securities.

If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Hutech BVI shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Hutech BVI of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, Hutech BVI may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.4.           Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Shareholders, Hutech BVI and Hutech HK will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(20)

7.5.           Limitation of Liability.

Notwithstanding anything herein to the contrary, each of Hutech BVI and Hutech HK acknowledges and agrees that the liability of the Shareholders arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Shareholders, and that no trustee, officer, other investment vehicle or any other affiliate of the Shareholders or any investor, Shareholders or holder of shares of beneficial interest of the Shareholders shall be personally liable for any liabilities of the Shareholders.

7.6.           Interpretation.

When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

7.7.           Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

7.8.           Counterparts; Facsimile Execution.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

7.9.           Entire Agreement; Third Party Beneficiaries.

This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

7.10.        Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, except to the extent the laws of the British Virgin Islands are mandatorily applicable to the Transactions. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each Party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the Nevada Courts. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Clark County, Nevada, in any proceeding arising out of or relating to this Letter and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending via courier or delivering via courier a copy of the process to the Party to be served at the address first written above. Each Party agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(21)

7.11.        Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HUTECH21 CO. LTD.

By: Taehoan Park

Name: Taehoan Park

Title: Chief Executive Officer

HUTECH HONGKONG CO. LIMITED

By: Taehoan Park

Name: Taehoan Park

Title: President

MR. TAEHOAN PARK

Agent 1 for the Shareholder listed in Schedule A.

(22)

SCHEDULE A

(23)

SCHEDULE B

Definitions

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Hutech HK” has the meaning set forth in the Preamble of this Agreement.

“Hutech HK Constituent Instruments” means the memorandum and articles of association of Hutech HK and such other constituent instruments of Hutech HK as may exist, each as amended to the date of this Agreement.

“Hutech HK Convertible Security” has the meaning set forth in Section 1.3 of this Agreement.

“Hutech HK Disclosure Letter” means the letter delivered from Hutech HK to Hutech BVI concurrently herewith.

“Hutech HK Financial Statements” has the meaning set forth in the Section 3.15 of this Agreement.

“Hutech HK Material Adverse Effect” has the meaning set forth in Section 3.1 of this Agreement.

“Hutech HK Stock” has the meaning set forth in the Background Section of this Agreement.

“Closing” has the meaning set forth in Section 1.3 of this Agreement.

“Closing Date” has the meaning set forth in Section 1.3 of this Agreement.

“Consent” means any material consent, approval, license, permit, order or authorization.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Intellectual Property Right” means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right and computer program.

“Law” means any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree of any Governmental Entity

“Lien” means any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance.

(24)

“Party” has the meaning set forth in the Preamble of this Agreement.

“Hutech BVI” has the meaning set forth in the Preamble of this Agreement.

“Hutech BVI Constituent Instruments” means the memorandum and articles of association of Hutech BVI and such other constituent instruments of Hutech BVI as may exist, each as amended to the date of this Agreement.

“Hutech BVI Material Adverse Effect” has the meaning set forth in the Section 4.1 of this Agreement.

“Hutech BVI Stock” has the meaning set forth in the Background Section of this Agreement.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.15 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” has the meaning set forth in the Preamble of this Agreement.

“Shares” has the meaning set forth in Section 1.1 of this Agreement.

“Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Transactions” has the meaning set forth in Section 1.3 of this Agreement.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the Transactions.

“Voting Hutech BVI Debt” has the meaning set forth in Section 4.3 of this Agreement.

“Voting Hutech HK Debt” has the meaning set forth in Section 3.3 of this Agreement.